EXHIBIT  10-a

                                                                      Exhibit D

                                   TRANSLATION


PUBLIC DOCUMENT NUMBER ONE HUNDRED THIRTY FOUR 134 WHEREBY THE NATION, and UNITED BRANDS COMPANY, CHIRIQUI LAND COMPANY and COMPANIA PROCESADORA DE FRUTAS, S.A., execute a Lease of Lands Contract.
              Panama, January 8, 1976
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
In Panama City, Capital of the Republic and Seat of the Notarial Circuit of the same name, on the eighth -8- of January of the year one thousand nine hundred and seventy six -1976- before me, CECILIO MORENO, Notary Public Second of the Circuit of Panama, with personal identity card number eight-fifty two-nine hundred and fifty eight (8-52-958) appeared personally before me the following persons whom I know: Lieutenant Colonel RUBEN DARIO PAREDES, male, adult, married, Panamanian and resident of this city, with personal identity card number eight-seventy three-one hundred and seventy three (8-73-173), Minister of Cattle and Agricultural Development, acting in the name and on behalf of THE NATION, duly authorized for this act pursuant to Law number five (5) of January the seventh (7) year one thousand nine hundred and seventy six (1976), as the party of the first part, hereinafter referred to as THE NATION, and the other party hereto, Mr. WALLACE WRAY BOOTH, male, adult, married, American, in transit through this city, with U.S. Passport number E-one million six hundred seventy seven thousand nine hundred and eighty seven (E-1677987), who declared he did not desire an interpreter as he understood Spanish, who is duly empowered for the purposes of this Contract, acting in the name of and representing the companies UNITED BRANDS COMPANY, a corporation organized in accordance with the laws of the State of New Jersey, United States of America, and duly authorized to operate in the Republic of Panama, in accordance with Volume seven hundred and thirty seven (737), Page four hundred and ninety two (492), Entry one hundred thirty five thousand nine hundred and thirty nine (135,939), of the Public Registry, Commercial Companies Section, authorized for this act as appears on page two hundred and twenty (220) of Volume one thousand two hundred and nineteen (1219), Entry one hundred twenty eight thousand eight hundred and forty six "C", CHIRIQUI LAND COMPANY, a corporation organized in accordance with the laws of the State of Delaware, United States of America and duly authorized to operate in the Republic of Panama, in accordance with Volume thirty nine (39), Page four hundred and sixty six (466), Entry five thousand three hundred and forty five Bis (5345 Bis) of the Public Registry, Commercial Companies Section, authorized for this act in accordance with Page five hundred and thirty two (532), of Volume one thousand two hundred and two (1202), Entry one hundred twenty seven thousand three hundred and sixty four "A" (127,364 "A"), and COMPANIA PROCESADORA DE FRUTAS, corporation organized in accordance with the laws of the State of Delaware, United States of America and duly authorized to operate in the Republic of Panama, in accordance with Volume six hundred and eighty eight (688), Page three hundred and fifty five (355), Entry one hundred thirty one thousand two hundred and twenty four (131.224), of the Public Registry, Commercial Companies Section, authorized for this act, as per Page number two hundred and seventy seven (277) of Volume one thousand two hundred and eight (1208), Entry one hundred eighteen thousand and twenty one "C" (118,021 "C"), and who hereinafter shall be referred to jointly as THE COMPANY, agree to this Land Lease Contract in accordance with the following clauses: - - - - - - - - - - - - - - - - - - - - - - -

FIRST CLAUSE: - From all the lands that THE NATION has purchased from THE COMPANY by virtue of the Purchase-Sale Agreement executed on this same date, THE NATION leases to THE COMPANY an area of approximately fifteen thousand and seven hundred (15,700) hectares of which approximately twelve thousand and seven hundred (12,700) hectares are comprised of agricultural lands and three thousand (3,000) hectares of lands to be utilized for installations, buildings, stores, storage and other uses.- - - -

SECOND CLAUSE: - The lands that THE NATION leases to THE COMPANY are described in the maps identified as annexes I, II, III, IV and V, which are part of this Agreement. Copies of these maps have been signed by the parties and the signatures authenticated by a Notary Public. - - - - - - - - - - - - - - - - - -
THIRD CLAUSE: - THE COMPANY accepts the lands leased in their present conditions and shall use them in its activities which entail in addition to production, packing, transportation, exportation of bananas and their derivatives, use of equipment and machinery, other accessory activities which are performed for the benefit of the banana industry and its workers, including among others the following activities: agricultural, livestock, milk producing, recreational, commercial and services. - - - - -

FOURTH CLAUSE: - During the duration of this Contract, THE COMPANY shall use the leased lands with the efficiency and good care which it has used previously during the normal periods of operation, exclusive of the force majeure contingencies or inevitable accident. THE NATION guarantees THE COMPANY the pacific use of the lands for the purposes for which they were leased. - - - - - - - - - - - - - - FIFTH CLAUSE: - The lands leased shall be returned by THE COMPANY to THE NATION upon the termination of this Contract in the state that they then may be, without any responsibility whatsoever for suitable uses which they might have been put to with respect to the normal activities of THE COMPANY, and without any responsibility for damages due to force majeure or inevitable accident. In addition, THE NATION grants THE COMPANY the rights to draw water to aqueducts, to right of way, to passage and the like with respect to national lands in which the structures related to the activities of THE COMPANY are situated, such as pipelines, irrigation, drainage, aqueducts sewage, railroads, communications lines, telephones and telegraphs. In exercising these rights for new structures or installations, THE COMPANY shall make prior compensation for the resulting damages which it may have created. THE COMPANY shall be able to construct new structures or alter existing ones, in which case THE NATION shall make available to it, free access and right of way to national lands in accordance with the plans proved by THE NATION through the Ministry of Cattle and Agricultural Development. - - - - - -
It is understood the lease rent agreed upon under the present Contract, includes the payment for the rights described in this Clause. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

SIXTH CLAUSE: - The rental payment for the lands referred to in this Contract amounts to ONE MILLION BALBOAS (B/. 1.000.000.00) a year, payable in four (4) equal installments at the end of each quarter on the due dates of March thirty first (31), June thirtieth (30), September thirtieth (30) and December thirty first (31) of each year.
- - - - - - - - - - - - - - - - - - - - -

SEVENTH CLAUSE: - THE COMPANY shall be able to return to THE NATION, in the conditions which are delineated in the Fifth Clause of this Contract, those lands which is (SIC) deemed unnecessary for its operations, in which case the rental payment shall be reduced proportionally. Likewise, in the event of expansion of the activities of THE COMPANY, or should it need the use of other lands, THE NATION, within the availabilities anticipated for these purposes shall lease them to THE COMPANY and the rental payment shall be adjusted proportionally. THE COMPANY shall formulate a written request and THE NATION shall make available said lands to THE COMPANY within a period not exceeding eight (8) months. Within a sixty (60) day period following the execution of this Contract, the parties shall agree on the location and area of the lands which shall be maintained readily available for these purposes. In any event, THE NATION will not be obliged to maintain lands in reserve whose total area exceeds two thousand (2,000) hectares. - - - - - - - - - - - - -


EIGHTH CLAUSE: - The initial leasehold term shall consist of a period of five (5) years, commencing on January first (1) one thousand nine hundred and seventy six (1976). Said term shall be extendible yearly, by mutual agreement, on the anniversaries of same, that is, the first day of January of each year for consecutive periods of one year each. That is to say that on the first anniversary date or January first (1) one thousand nine hundred and seventy seven (1977), with only four (4) years remaining of the initial period in force, the term shall be extendible for an additional year so as to have new period consisting of another 5-year term commencing on that date and subsequently each year on each anniversary date. Said extensions of one year shall be deemed to be automatically agreed upon by the parties if within a ninety (90) day period prior to the anniversary date of each term neither party has notified the other in writing of its decision not to extend. - - - - - - - -
In the event that one of the parties notifies the other of its decision to not extend the term, this notification shall take effect without the necessity of further confirmation during the subsequent four (4) years. - - - - -

NINTH CLAUSE: - THE COMPANY, that is, the companies United Brands Company, Chiriqui Land Company and Compania Procesadora de Frutas, S. A., execute the present Contract and jointly and severally assume all the rights and obligations arising from the same. - - - - - - - - - -
- - - - - - - - - - - - - - -
TENTH CLAUSE: - This Contract shall take effect commencing on January first (1) one thousand nine hundred and seventy six (1976). - - - - -
- - - - - - - - - - - - - - - - - - - - - - - -
This instrument was read to the persons appearing herein in the presence of witnesses Mr. Fernando Manfredo, with personal identity card number eight-forty nine-two hundred and thirty nine, Mr. Ruben Darlo Herrera, with personal identity card number three-twenty one-eight hundred and ninety-three (3-21-893), and the formal witnesses Mr. Artemio Saavedra, with personal identity card number seven- thirty eight-four hundred and forty four (7-38-444), and Angiolina Varcasia, with personal identity card number eight-forty nine-two hundred and ninety-four (8-49-294) adults, residents of this city, whom I know and who have the necessary capacity, they found this instrument to be in order and extended their approval to the same by signing all before my presence which I certify. This instrument bears the number one hundred and thirty four 134.
Executed by Lieutenant Colonel RUBEN DARIO PAREDES. - - - WALLACE W. BOOTH. - - - Fernando Manfredo. - - - Ruben D. Herrera. - - - Artemio Saavedra. - - - Angiolina Varcasia. - - - C. MORENO, Notary Public Second. - - - This copy is as its original which I provide, sign and seal, in Panama City, Republic of Panama, on January eight (8), of the year one thousand nine hundred and seventy six (1976).
              /s/  C. Moreno
              Notary Public Second

TRANSEXD.POL



                                                                    TRANSLATION

                                    EXHIBIT E

PUBLIC DOCUMENT NUMBER ONE HUNDRED AND THIRTY-FIVE- - - - - - 135
whereby THE NATION, UNITED BRANDS COMPANY, CHIRIQUI LAND COMPANY and
COMPANIA PROCESADORA DE FRUTAS, execute this Operations Contract.
                                                        Panama, January 8, 1976
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
In Panama City, the capital of this Republic, and the seat of the Notary Circuit of the same, on January 8, 1976, CECILIO MORENO,
Second Notary Public of the Panama Circuit, with personal identity number eight-fifty-two-nine hundred-fifty-eight (8-52-958), personally appeared Lt. Colonel RUBEN DARIO PAREDES, male, adult, married, Panamanian, and resident of this city, with personal identity number eight-seventy-three-one hundred seventy-three
(8-73-173), Minister of Cattle and Agricultural Development, representing and acting on behalf of THE NATION, duly authorized pursuant to Law Number Five (5) of the seventh (7th) of January, one thousand nine hundred and seventy-six (1976), on the one hand, and on the other, WALLACE WRAY BOOTH, male, adult, American, married, in transit, with American passport number E - one million six hundred seventy-seven thousand nine hundred eighty-seven (E-1677987), who declared he did not wish an interpreter as he could understand and speak Spanish, acting on behalf of UNITED BRANDS COMPANY, a company incorporated according to the laws of the State of New Jersey, United
States of America, and duly authorized to operate in the Republic of Panama, as recorded in Volume seven hundred thirty-seven (737), folio number four hundred ninety-two (492), entry number one hundred thirty-five thousand nine hundred thirty-nine (135,939) of the Public
Registry, Section of Commercial Companies, duly authorized for this act, as shown at folio two hundred twenty (220), - - - volume one thousand two hundred and nineteen (SIC 219), entry number one hundred twenty-eight thousand eight hundred forty-six "C" (128,846 "C")
CHIRIQUI LAND COMPANY, company organized according to the laws of the State of Delaware, United States of America, and duly authorized to act in the Republic of Panama, as recorded in volume thirty-nine
(39), folio four hundred and sixty-six (466), entry five thousand three hundred and forty-five (5345) Bis of the Public Registry, Commercial Companies Section, duly authorized by this act, as shown at folio five hundred and thirty-two (532), - - - - volume one thousand two hundred and two (1202), - - - - - - entry one hundred twenty-seven thousand three hundred and sixty-four ("A") and COMPANIA PROCESADORA DE FRUTAS, company organized in accordance with the laws of the State of Delaware, United States of America, and duly qualified to act in the Republic of Panama, as recorded in volume six hundred and eighty-eight (688), folio three hundred and fifty-five
(355), entry number one hundred thirty-one thousand two hundred and twenty-four (131,224), of the Public Registry, Commercial Companies
Section, duly authorized for this act, pursuant to folio number two hundred and seventy-seven (277), - - - - - - volume one thousand two hundred and eight (1208),- - - - entry number one hundred eighteen thousand and twenty-one "C" (118,021 "C") - - - - - - whom hereinafter shall all be referred to as THE COMPANY, agree to this Operations Contract in accordance with the following clauses:

FIRST CLAUSE: The activities of THE COMPANY in the Republic of Panama shall be governed by the stipulations of this Contract, of the Purchase-Sale Agreement and that of the Land-Lease Agreement, executed on this same date, and also by the Panamanian statutory provisions of general application which are not contrary to the stipulations of these Contracts. - - - - -

SECOND CLAUSE: By virtue of the request of THE COMPANY and prior approval of THE NATION, by means of the Ministry of Cattle and Agricultural Development, THE COMPANY may partially substitute banana farming for that of other cattle and agricultural activities or industrial-agricultural activities.

THIRD CLAUSE: THE COMPANY shall have the right to export without being subject to licenses or permits, the bananas or related products which it may produce or acquire in this country. - - - - - - - - -

FOURTH CLAUSE: With the exception of contingency of force majeure or caso fortuito, THE COMPANY agrees to maintain an annual minimum production suitable for export of twenty-two (22) million forty/forty-two (40/42) pound boxes and to export said production. Likewise, THE COMPANY obligates itself to purchase all bananas, up to a limit which does not exceed thirty percent (30%) of the total actually exported, produced by national producers in the Districts of Baru, Alanje in Chiriqui and Changuinola, Bocas del Toro, which may be offered for sale to THE COMPANY subject to the varieties, classifications and specifications established by THE COMPANY and at the prices which may be agreed to with said producers. - - - - - - -
- - - - - - - -

FIFTH CLAUSE: So that THE NATION may be able to establish sales in the international markets, THE COMPANY, at the request of THE NATION, authorizes the producers which may have contracts with THE COMPANY, in which they are bound to sell fruit to THE COMPANY, to sell to THE NATION or to any of its branches, in terms satisfactory to these producers, bananas they produce, on prior written notice to THE COMPANY of at least ninety (90) days. In this event, the limit of thirty percent (30%) referred to in the previous clause shall be adjusted in the corresponding amount. - - - - - - -

SIXTH CLAUSE: It is understood that the approval by THE COMPANY referred to in the foregoing clause, shall be given without diminishing compliance by the said producers of their monetary obligations to THE COMPANY and banking entities, including price differentials due to services rendered by THE COMPANY to said producers and the investments made by THE COMPANY in producers' farms, the corresponding amount and proportion pursuant to the terms and conditions agreed upon, unless THE NATION expressly assumes totally or partially such obligations. In due time, THE NATION, through the Ministry of Industry and Commerce, and THE COMPANY shall agree to the mechanisms and procedures which may be deemed adequate before proceeding to comply with the stipulations of this clause and of the foregoing clause. - - - - - - - - - - - - - - - - - - - - - -
- - - - - -

SEVENTH CLAUSE: THE COMPANY agrees to supply THE NATION, through the state company named Corporacion Bananera del Pacifico (COPABA), banana boxes (F.O.B.) in accordance with the following: - - - - - - -
- - - - - - - - - - - - - - - - - - - -
- - - - - - - - One (1). Corporacion Bananera del Pacifico shall make the written request to THE COMPANY with at least ninety (90) days notice prior to each shipment, and shall present semiannual estimates on a monthly basis regarding future shipments. - - - - - - - - - - - Two (2). THE COMPANY shall assist in the handling of shipments of Corporacion Bananera del Pacifico in the same manner that it has up to now, and the latter shall reimburse THE COMPANY with a number of banana boxes from its production equivalent to the number actually supplied by THE COMPANY. - - - - - - - Three (3). THE COMPANY does not assume the obligation to supply to Corporacion Bananera del Pacifico annual quantities of banana in excess of that which may be delivered by it to THE COMPANY each calendar year. - - - - - - - Four
(4). THE COMPANY shall provide Corporacion Bananera del Pacifico with reports concerning the availability of additional banana for export at the prices and subject to the terms deemed to be mutually satisfactory. - - -

EIGHTH CLAUSE: THE NATION grants THE COMPANY the right of the use of the piers of Puerto Armuelles and Almirante, their related equipment and appurtenances, and acknowledges the priority of the banana industry. For such right, THE COMPANY shall pay the National Port Authority representing THE NATION the sum of FIFTY THOUSAND BALBOAS (B/.5O,OOO.OO) annually for each pier, payable quarterly in four equal installments, no later than the last working day of each quarter. - - - - - - - - THE COMPANY shall perform the maintenance and repair of said piers. The expenses for these tasks shall be prorated between THE COMPANY and THE NATION, based upon the relative degree of use made of said installations by THE COMPANY, with THE COMPANY carrying the expenses connected with their use and THE NATION assuming all other expenses. For this purpose, within an eighteen
(18) month period following the execution of this Contract, THE NATION, through the National Port Authority, by mutual agreement with THE COMPANY, shall establish the procedure for determining the allocation expenses based on the degree of use of these piers. Nevertheless, it is understood that during the first two years that this Contract is in force, the maintenance and repair expenses shall be carried exclusively by THE COMPANY. - - - - - - - - - - - - - - -
- - - - - - - - - -
The parties shall agree with respect to the requirement of new capital investments for the replacement, remodeling or enlargement of the above-mentioned piers, and with respect to the financing and implementation of said investments. - - - - - - - -

NINTH CLAUSE: THE COMPANY shall pay to THE NATION during the duration of this Contract, an annual fee of FIVE HUNDRED THOUSAND BALBOAS (B/.5OO,OOO) for the right to operate, transport its products, and load and use, with priority, the railroads in the banana divisions of Bocas del Toro and Puerto Armuelles. The payment shall be made in four equal quarterly installments, no later than the last working day of each quarter.
- - - - - - - - THE COMPANY shall perform the maintenance and repairs of the railroad lines it uses in the Bocas del Toro and Puerto Armuelles Divisions and the resulting expenditures for this shall be totally carried by THE COMPANY. THE COMPANY shall control the railroad traffic in the Bocas del Toro Division and shall continue coordinating the traffic in the banana operations area of Puerto Armuelles with the National Railways of Chiriqui.
The parties shall come to an agreement with respect to the requirement of new capital investments for the purpose of restoring the railroad lines used by THE COMPANY in that segment of the principal way between Progresso and Puerto Armuelles and with regard to the financing and implementation of said investments. - - - - - -
- - - - - - - - - - - - - - - - - - -

TENTH CLAUSE: THE COMPANY shall continue to provide to the public passenger and freight service, in the same manner that it has been doing to date, subject to the schedule of charges approved by THE NATION, which shall not exceed cost plus a reasonable increment. - -
- - - - - - - - - - - - - - - - - - - -
- - - - - - - - THE COMPANY shall be obligated to transport gratuitously on the respective regularly scheduled trains the mail of the Republic:, and provide free service to uniformed member, of the National Guard. Likewise, it shall grant free permits to public servants of the respective provinces that may travel regularly in the exercise of their duties. Any property of THE NATION shall be transported on these trains at cost which may be determined by the parties. - - - - - - - - - - - - - - -
ELEVENTH CLAUSE: THE COMPANY shall be able to operate any electrical installations which it may need for the activities covered by this Contract in the Divisions of Bocas del Toro and Puerto Armuelles, making available to THE NATION and to the public whatever electricity is not utilized by THE COMPANY. THE COMPANY shall be able to continue to operate its own plant for its own use, even though THE NATION may commence to provide the aforesaid public service in these areas. The tariffs for the sale to THE NATION and to the public will be approved by THE NATION and shall not be less than cost. THE COMPANY shall cooperate with the IRHE for the increase of electricity for public service within the operations area of THE COMPANY according to the conditions which may be agreed upon in each instance. - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - Likewise, THE COMPANY shall be able to operate communications systems and installations which may be necessary for its operations including the ship-to-shore, shore-to-ship communications. This authorization includes the power to continue operating those which presently exist between Puerto Armuelles and Golfito and vice versa will continue to be processed by the Ministry of Government and Justice. - - - - -
- - - - - - - - The establishment of new installations and communications systems shall require the prior approval of THE NATION through the Ministry of Government and Justice. - - - -

TWELFTH CLAUSE: THE NATION grants THE COMPANY the right to continue operating those installations and works, which it actually uses to supply water, including free consumption of the necessary water for its activities. - - - - - - - - - - -
- - - - - - - - In the event new installations or other works of THE COMPANY should be necessary, THE COMPANY shall submit the respective plans to THE NATION, through the IDAAN for its prior approval.
- - - - - - - - The water not utilized by THE COMPANY in its works shall be made available to THE NATION or to third parties according to rates based upon actual expenses and regulated by IDAAN. The investments in installations, and works and other expenditures, including additional operation expenses to provide water for irrigation, shall be borne by the users. THE COMPANY, under the supervision of IDAAN, shall take the necessary steps to assure at all times the suitability of drinking water for human consumption and shall work together with that Institute in the expansion of the notable water supply within the banana operation areas of THE COMPANY. - - - - - - - - - - - - - - - - - - - - - -

THIRTEENTH CLAUSE: THE NATION grants to THE COMPANY authorization to extract at no cost, sand, stone and gravel from national lands for use in the activities covered by this Contract, provided the pertinent formalities are fulfilled. - - -

FOURTEENTH CLAUSE: THE COMPANY, at all times, with the exception of commitments entered into before the date of this Contract, shall give preference to the utilization of Panamanian goods and services unless their prices, quality, quantities, regularities and economic supply conditions are not adequate or satisfactory for the development of its activities. The right to select the goods and services shall pertain exclusively to THE COMPANY, but such authority shall be exercised in a reasonable manner to comply with the criteria established in this clause. -

FIFTEENTH CLAUSE: In addition to the reports that THE COMPANY presently submits to THE NATION concerning purchases of bananas within the country, exportation and conditions of the international market, THE COMPANY shall present annually to THE NATION, no later than January 10 of each year, reports regarding the general plans for operation in Panama, for each respective year, in connection with production and exportation and the operations investment budget. THE COMPANY shall also submit semiannual reports pertaining to the sanitary conditions of the plantations and changes with respect to production and exportation programs and any significant budgetary changes. - - -

SIXTEENTH CLAUSE: In its employer-labor relations with respect to the operations conducted in the country, THE COMPANY shall abide by labor legislation in effect in the Republic of Panama and by the collective agreements or individual labor contracts with its workers in accordance with the requirements of such legislation. Upon the expiration of the present Operations Contract and that of the Land-Lease Agreement entered into on this date, THE COMPANY shall deliver to THE NATION the total sum of their labor obligations which THE COMPANY is obligated to comply with on behalf of its employees, it being understood that for this reason THE NATION subrogates itself to all the rights and obligations of THE COMPANY and exempts THE COMPANY from any liability for the same. THE NATION shall immediately pay for services and benefits to employees. - - - - - - -
- - - - - - - -

SEVENTEENTH CLAUSE: With respect to the operations that THE NATION authorizes through this Contract, THE COMPANY shall be able to bring into the country the foreign personnel that it requires, who are either specialized or in training for specialization, provided the general immigration requirements are fulfilled. The foreigner thus employed shall commence work after having presented his request to the Ministry of Labor and Social Welfare.
- - - - - - - - THE COMPANY shall submit quarterly to the Ministry of Labor and Social Welfare a report that facilitates verification of the percentage of foreigners actually hired. Once an application has been decided upon, or subsequently thereto, said Ministry shall instruct THE COMPANY to withdraw from the country that percentage of its employees which exceeds the percentage authorized by law. - - - -
- - - - - - - -
EIGHTEENTH CLAUSE: THE COMPANY shall be exempt from taxes and other assessments which are stipulated below: - - - -
- - - - - - - - One (1) - Taxes and assessments on the importation of machinery, equipment, spare parts, fuel, paper and other items which are necessary for the development of the banana operations at any stage or place of operation.  The goods exempt from import taxes may be re-exported tax free and without being subject to licenses or permits but shall not be sold nor, without the prior approval of THE NATION, leased within the country, nor be destined for other purposes than those for which they were acquired, unless the applicable import taxes are first paid. THE COMPANY shall offer THE NATION first option to purchase those goods which THE COMPANY decides to sell.
These exemptions shall be processed in the usual manner through the Ministry of Treasury and Finance. - - - - - - - - - - - - - - - - - -
- - - - - - - - -
- - - - - - - - Two (2) - Any kind of assessment on banana operations in any of its phases except those which are stipulated in this Contract. - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - Three (3) - Taxes and any other assessments issued or levied upon cargo loaded or unloaded by any ship whose principal cargo is comprised of products of THE COMPANY, or equipment, machinery, spare parts, paper, fuel and other imports for its activities. The rates and expenses generally applicable for immigration services, sanitation, customs and wharfage shall be excepted. - - - - - - - - - - - - - - - - - -
- - - - - - - - Four (4) - Taxes which may be assessed on payments of dividends to or received by the shareholders of THE COMPANY or the sums which it may remit outside the country. - - - - - - - -
- - - - - - - - Five (5) - Taxes or any assessments related to pier facilities, mooring, tonnage or which may be ascribed to ships activities or to the use of the ports of Almirante or Puerto
Armuelles or their replacements, with the exception of that
established in the Eighth Clause of this Contract. - - - - - - -
- - - - - - - - Six (6) - Import taxes over a three-year period on the fruits harvested in new growing areas or those replaced in accordance with the plans or programs previously approved by the Ministry of Cattle and Agricultural Development. The three-year period shall commence on the date or shipment on which the exportation in commercial quantities of the said fruit commences. The Ministry of Cattle and Agricultural Development shall verify the information submitted by THE COMPANY concerning the tax-exempt portion and can only object to it within a period of thirty days following the date this information is received. -
- - - - - - - - Seven (7) - Any type of taxes and assessments levied upon the sale to THE NATION of the properties of THE COMPANY. - - - -
- - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - Eight (8) - Revenue stamps or any other assessment resulting from the execution and registration of this Contract and from the Purchase-Sale and Land-Lease Contracts executed on this same date. - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - Nine (9) - Any type of assessment on capital, except taxes levied on patents or licenses of general application. - - - - -
- - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - Ten (10) - Consular fees. - - - - - - - - - - - -
- - - - - - - - Eleven (11) - Property taxes on improvements to edifices constructed on lands used for the banana business, such as: -
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - a) with respect to railroads: main tracks and spurs, fixed and rolling stock, stations, repair shops and warehouses for merchandise and materials; b) with respect to aqueducts and sewer systems, of irrigation, pipe lines and electrical plants: works, buildings, plants and other installations, and c) with respect to communication systems: telegraph, telephone lines, offices and other installations. Commercial and residential buildings are excluded. - -
 - -
- - - - - - - - Twelve (12) - (Transitory) - - - - - - - - -
- - - - - - - - The amount of banana export tax in excess of that which may result from application of the rate established by Law Number
Four (4) of January seven (7), one thousand nine hundred and seventy-six (1976), from October twenty-first (21st), one thousand nine hundred and seventy-four (1974) until the effective date of said law, which exemption is granted as a result of prior agreements between THE NATION and THE COMPANY, by which THE COMPANY gave THE NATION the right to occupy its reserve lands, plus the obligation assumed by THE NATION to immediately enact a new banana export tax law based on competitive conditions of the market and by virtue of which it was determined that THE COMPANY shall pay to the Treasury as said tax the sum of thirty-five cents of a Balboa (B/.0.35) for each box of bananas exported. -

NINETEENTH CLAUSE: THE COMPANY shall be subject to payment of income taxes on the basis of a fixed rate of fifty percent (50%) on the taxable income from Panamanian sources. - -
- - - - - - - - The determination of taxable income from Panamanian sources shall be made pursuant to criteria which has been previously applied. - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - The sums paid in accordance with the Eighth, Ninth, Twentieth, Twenty-First and Twenty-Second Clauses shall be deemed deductible expenses during the applicable fiscal period in addition to other expenses accepted as such under Panamanian fiscal legislation. Payment of income taxes shall be made quarterly and in advance, according to the following procedure: No later than March thirty-first (31st) of each year, and together with a sworn declaration of its income which it may have obtained during the previous taxable year, THE COMPANY shall present a declaration of estimated net taxable income in that year and the amount of estimated income tax shall be paid in four equal quarterly installments, on April fifteenth (15th), July fifteenth (15th), October fifteenth
(15th), and no later than December twentieth (20th). The total of the estimated tax shall be subject to quarterly review by THE COMPANY, and should there be changes in the estimated sum, the sums payable in the subsequent quarters shall be computed by deducting the income computed on the basis of the new estimated payment made in prior quarters, and dividing the remaining sum by the number of quarters remaining for that year, thereby determining the sums payable for each subsequent quarter. - - - - - - - - - - - - - -
- - - - - - - - If in accordance with the sworn declaration submitted during the first quarter of the following year it is confirmed that the total of the sums paid exceeds the sum total of the tax, the difference shall be reimbursed to THE COMPANY by means of the corresponding credit applicable to the first subsequent payment, and if this were not sufficient, it shall be applied to the balance of the subsequent payments until such sums amount to the total overpayment. If the balance is in favor of THE NATION, THE COMPANY shall pay the difference when presenting its sworn declaration. If on the date of termination of this Contract there remains any balance payable to either of the parties, it shall be discharged immediately by the corresponding party upon presentation and correction of the final income declaration. - - - - - - - - If the payments accrued commencing with the first semester are less than the proportional part of the final tax by an amount greater than twenty-five percent (25%), the difference will be subject to the payment of interest, by April fifteenth (15th) at the latest, at an annual rate of seven percent (7%). The computation for these purposes shall be made in the following manner:
- - - - - - - - a) The difference between the first two quarterly payments and half of the total amount of the final tax. - - - - -
- - - - - - - - b) The difference between the first three quarterly payments and three quarters of the total amount of the final tax. - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - c) The difference between the four quarterly payments and the final tax total. - - - - - - - - - - - - - - - - - - - Should any of these differences be a minus figure and exceed twenty-five percent (25%) of the half, three-quarters, and the total of the final income tax, respectively, then they shall earn seven percent (7%) interest computed at nine, six and three months, in the same order. -
- - - - - - - - - - - - - - - -

TWENTIETH CLAUSE: The exportation of bananas shall be subject to a tax, as provided by law. The tax rate shall be subject to modification by law in keeping with changes in the international market and other economic conditions of THE COMPANY. Prior to the enactment of the respective legislation, THE NATION shall grant THE COMPANY a reasonable period of time during which to present its position. The tax payments shall be made monthly within the first twenty days of the following month.

TWENTY-FIRST CLAUSE: THE COMPANY shall pay as municipal taxes levied upon the banana business an annual sum of TWO HUNDRED THOUSAND BALBOAS (B/.200,000.00) to each one of the Municipalities of Baru and Changuinola. Payment shall be made in twelve equal monthly installments, no later than the last working day of each month. - - -
- - - - - - - - - - - - - - - - - - - - -
- - - - - - - - THE COMPANY shall also pay the remaining municipal taxes in effect on the date this Contract becomes effective, in the same amount and manner in which it is presently paying. If after said date THE COMPANY were liable for a larger sum of said taxes, or were subject to levies upon the banana related activities, these additional obligations in each instance would be assumed by THE NATION. - - - -

TWENTY-SECOND CLAUSE: THE COMPANY shall be subject to the rest of the taxes, assessments, tariffs and other national contributions which are not of the kind specified in this Contract, provided that in each instance the assessments are of general application. For this purpose, those assessments which are only applicable to one type of economic activity or which specifically apply to banana operations shall not be considered to be of general application. - - - - - - - -
- - - -- - - - - -

TWENTY-THIRD CLAUSE: Even if THE NATION were to establish in Panama foreign exchange controls, THE NATION shall make available to THE COMPANY foreign exchange readily convertible for a sum not less than that which it may need for the following, irrespective of the source or nature of THE COMPANY funds: - - - - - - - - - - - - - - - - - - -
 - - - -
- - - - - - - - One (1) - Payment for goods and services obtained from abroad for its Panamanian operations.
- - - - - - - - Two (2) - The payment of capital and interest on debts payable in foreign currency contracted for its investments or operations in Panama.- - - - - - - - - - - - - - - - - - - -
- - - - - - - - Three (3) - Remittances of profits and distribution of capital. - - - - - - - - - - - - - - - - - - - - - -

TWENTY-FOURTH CLAUSE:  Upon the expiration of the Lease Agreement,
THE COMPANY accepts the obligation to sell to THE NATION and THE
NATION agrees to buy from THE COMPANY, all capital assets and other property, including growing crops and inventories on hand which may be property of THE COMPANY, located in the Provinces of Chiriqui and Bocas del Toro and which are directly or indirectly used in the banana industry which THE COMPANY operates in the Republic of Panama. The purchase price at the purchase date shall be determined in accordance with the following terms: - - - - - - - - - - - - - - a) For fixed assets, the value on the books in Panama, that is, the original cost plus the cost of improvements which extend its useful life or increase the commercial value, less the accrued depreciation;
- - - - - - - - - - - - - - - - - -
- - - - - - - - b) for inventories, the value on the books in Panama, that is, the total original cost; and- - - - - - - - - -
- - - - - - - - c) for growing crops, the value determined by application of the guidelines described in Annex "A" which is part of this Contract.- - - - - - - - - - - - - - - - - - - - -
- - - - - - - - There is excluded from the sale mentioned in these clauses, cash on hand, bank deposits, accounts receivable, negotiable instruments and intangible assets such as patents, industrial and agricultural trademarks, trade names, commercial notices and signs, and goodwill and any other deferred payments which have not been expressly assumed by THE NATION.- - - - - - -
- - - - - - It is agreed that THE NATION shall not assume any obligations or liabilities of THE COMPANY, with the exception of the obligations arising from subsidiary guarantees granted in favor of banking entities in connection with the Contracts with associate producers which are enumerated in Annex "A", or subsidiary guarantees which may be granted in future with the approval of THE NATION through the Ministry of Cattle and Agricultural Development.- - - - -
- - - - - - - - - - - - - - - -
- - - - - -Payment of the price shall be made in the following manner:-
- - - - -  - - - - - -  - - - - - - - - - - - - - - - - -
- - - - - -a) On the date of execution of the Purchase-Sale Contract, a payment in cash equivalent to thirty-five percent (35%) of said price or an amount equal to the total labor obligations of THE COMPANY on that date, whichever of the two is greater.- - - - - - - - - - - - - -
 - - - - - - - - - - - - - - -
- - - - - - b) The remainder is interest calculated at an annual rate of seven percent (7%) on pending balances, in ten equal annual installments, the first of which shall be made on the expiration date of the first year commencing from the date of the sale, and the remaining nine payments to be made on each subsequent anniversary.- -
- - - - - - - - - - - - - - - - - - - -
- - - - - -In the event this Contract is terminated by an administrative dissolution of same, as provided for in this Contract, the payments shall be made as described in the paragraphs a) and b) above, but all terms shall be delayed for one year. In this case, THE COMPANY shall not be obligated to make payments on its labor obligations until such date that THE COMPANY receives the first cash payment from THE NATION.- - - - -
- - - - - -Irrespective of the provisions of this Clause, it is expressly agreed between the parties that should the termination of the Operation Contract and, consequently, the termination of the Lease Agreement, be due to non-renewal of the term by THE COMPANY or due to an administrative dissolution of the contracts for reasons provided in these clauses and, further, if THE NATION is not able to continue in the banana business, THE NATION shall not be obligated to purchase but will have the option of burying the assets and properties of THE COMPANY directly or indirectly related to the banana business is of a partial nature, the option to buy herein agreed upon shall be applicable to the assets and other properties which are not to be operable and the commitment to purchase shall exist with regard to the assets and other properties with which it will continue to operate. If THE NATION elects not to buy capital assets and property in accordance with the rules outlined above, in this event the parties shall be free to negotiate and contract by mutual agreement so that THE NATION may acquire them at their residual or commercial value. In the event that the parties are unable to arrive at an agreement on this matter within a period of one hundred and eighty (180) days, THE COMPANY shall then be able to dispose of such properties as it sees fit and without being subject to taxes or levies of any kind.- - - - - - - - - - - - -
- - - - - -The payments mentioned in this clause shall be made in dollars, United States currency, with the banking entity of that country indicated by Seller.- - - - - - - - - - - - - - - - - - -

TWENTY-FIFTH CLAUSE: THE COMPANY shall be able to withdraw at any time those goods belonging to it situated on land which THE NATION has not leased to it, unless THE NATION decides to purchase them pursuant to terms and conditions to which the parties may then agree. The goods not withdrawn shall be subject to the Purchase Agreement as stipulated in the Twenty-fourth Clause of this Contract.- - - - - - -
- - - - - - - - - - - - -

TWENTY-SIXTH CLAUSE: During the period that this Contract is in effect, THE COMPANY shall continue to service and maintain its assets situated in the Republic of Panama with the same efficiency and good care which has been customary during normal periods of operation and THE NATION guarantees it the undisturbed use thereof.- - - - - - - - -
 - - - - - - - - - -
- - - - - -Furthermore, in the event that the term of the Land-Lease Agreement is not extended pursuant to the provisions of the Eighth Clause of the Land-Lease Agreement, during the remaining period until its expiration THE NATION shall exercise adequate supervision of the activities of THE COMPANY and shall have the right to participate in THE COMPANY's management policies and therefore:- - - - - - - - - - -
- - - - -a) In those instances in which it considers it necessary, THE NATION shall designate, at its own expense and without limitation as to numbers, the personnel which it may deem convenient in line with the personnel structure of THE COMPANY and on any level order that the personnel designated by THE NATION can be prepared to supervise the management of the banana business of THE COMPANY and its relations with their central or regional offices, with respect to Panamanian banana production and other agricultural products. The personnel designated by THE NATION shall work along side and in harmony and cooperation from the corresponding personnel of THE COMPANY which will supply the personnel of THE NATION with the necessary explanations and information suitable for their training.- -
 - - - - - - - - - - - - - -b) THE COMPANY shall keep THE NATION informed of its plans, measures, policies, activities and other decisions which may impinge upon the Panamanian production of bananas and other agricultural products. THE NATION shall participate in the formulation, of the aforementioned decisions and shall be able to object to any of these whenever they affect or tend to reduce or discriminate, in any manner whatsoever, against the production of bananas in Panama. It is understood that this clause does not refer to decisions which may be of a purely routine nature. - - -
- - - - - -c) In the event that THE NATION believes that the necessary measures to adequately maintain the value of the assets and other properties used by THE COMPANY are not being taken, THE NATION shall be able to request the appointment of a joint commission composed of a representative of each of the parties hereto, and a third party chosen by mutual agreement of the first two. Said commission shall develop a program for the maintenance and repair of the fixed assets and the care of the cultivations similarly to what may have been customary during the normal periods of operation of THE COMPANY and according to whatever other measures are adequate so that the assets and other properties used by THE COMPANY do not depreciate in value. If THE COMPANY should not effect such programs at its own expense, THE NATION shall be able to do it for its own account, and the expense thus incurred plus interest thereon at an annual rate of seven percent (7%) shall be deducted from the first cash payment of the selling price of said assets and other properties.- - - -

TWENTY-SEVENTH CLAUSE: THE COMPANY shall be free of all responsibility with respect to any default or breach under this Contract which may be due to causes of force majeure or caso fortui to, within or without the country while they are in force. THE COMPANY shall inform THE NATION in writing as soon as it may be possible of the occurrence of any contingency due to force majeure or caso fortuito. For the purpose of the present Contract, force majeure shall include wars, revolutions, insurrections, civil disturbances, blockades, embargoes, strikes and other labor conflicts, riots, epidemics, viruses, fungi, and other maladies and plagues, earthquakes, landslides, storms, floods, and other adverse meteorological conditions, explosions, fires, thunders, orders or instructions of any government or any entity or division of same, chance incidents or those caused by anti-social groups, any failure of installations or machinery wherever they may occur and any other reason, whether or not they fall within the categories previously mentioned, and with respect to which the affected party could not exercise reasonable control and of such nature as to delay, restrain or impede timely action by the party affected.- - - - - - -

TWENTY-EIGHTH CLAUSE: The present Operation Contract and the Land-Lease Agreement which constitute a single transaction, shall enter into effect simultaneously, consequently, if for any reason one of the Agreements should expire, the other shall then also expire. The two contracts shall be interpreted and be applicable as if the two were considered to be one instrument.- -

TWENTY-NINTH CLAUSE: With the execution of the present Contract, both parties shall deem terminated and definitively concluded any claim or other difference which exists or could exist with respect to the execution and compliance of the Contracts which up to this time were in force between THE NATION and THE COMPANY, or with regard to payment or failure to collect any kind of tax or any other amount which may arise from the operations of THE COMPANY up to December 31, 1975, excluding that which THE COMPANY may have previously agreed to cover. Each party shall take the necessary measures to terminate any existing actions pending before any judicial tribunal or administrative body of the Republic of Panama.- - - - - - - - - - - -
- - - - - -

THIRTIETH CLAUSE: THE NATION shall be able to declare
administratively the dissolution of this contract in the event of default on the part of THE COMPANY, except in cases of force majeure and caso fortuito with respect to any of the following obligations:- -
 - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - -One (1) - Default in payment of any of the pecuniary obligations owed to THE NATION in accordance with the provisions of this Contract or the Land-Lease Agreement. With respect to tax debts, default shall not be considered to exist as long as the obligations are pending final decision from any judicial tribunals.
- - - - - -Two (2) - The minimum annual production and exportation described in the Fourth Clause of the present Contract.- - - - -
- - - - - -In such instances, before proceeding to obtain an administrative dissolution, THE NATION shall notify THE COMPANY in writing of the default and THE COMPANY shall have a period of thirty
(30) days in which to initiate measures intended to correct the default within a reasonable period. In addition, a cause for administrative dissolution shall be bankruptcy of THE COMPANY.- - - -
- - - - - - - - - - - - - - - -

THIRTY-FIRST CLAUSE: THE COMPANY, that is, UNITED BRANDS COMPANY, CHIRIQUI LAND COMPANY and COMPANIA PROCESADORA DE FRUTAS, S.A. , execute the present Contract and thus jointly assume all of the rights and obligations emanating from this Contract.- - - - - - - - -
- - - - - - - - - - - - - - - - - - -

THIRTY-SECOND CLAUSE: The present Contract shall be deemed in effect from January 1, 1976 and, consequently, thereafter the contractual relations between THE COMPANY and THE NATION shall be governed solely by the stipulations of this Contract. The duration of this Contract shall be the same as that of the Land-Lease Agreement executed on the same day.- - -

EXHIBITE.pol